Exhibit 16.1

MICHAEL F. CRONIN
Certified Public Accountant
687 Lee Road, #210A
Rochester, New York 14606

October 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

I have read Item 4.01 of Form 8-K dated October 29, 2004, of Consolidated Pictures Corp. and am in agreement with the statements contained in the second, third and sixth paragraphs therein. I have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Michael F. Cronin, CPA

Michael F. Cronin
Certified Public Accountant